                                                                    EXHIBIT 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                     The  Predecessor                                       The  Company
------------------------------------------------------------------------------------------------    ------------------------------
                            Year          1/1/93         3/1/93          Year          1/1/95         9/8/95          Year
                            Ended         Through        Through         Ended         Through        Through         Ended
                          12/31/92        2/28/93       12/31/93       12/31/94        9/8/95         6/30/96        6/30/97
------------------------------------------------------------------------------------------------    ------------------------------
                                                     (in thousands)                                         (in thousands)
Earnings:
   Pretax income from
      continuing
      operations         $   (5,385)    $   (2,186)    $   (4,908)    $   (5,947)    $   (5,485)    $    5,057     $    5,885
   Total Fixed Charges        4,439            853          2,846          3,636          2,963          1,375          5,343
                         ----------     ----------     ----------     ----------     ----------     ----------     ----------
      Total Earnings (1) $     (946)    $   (1,333)    $   (2,062)    $   (2,311)    $   (2,522)    $    6,432     $   11,228
                         ----------     ----------     ----------     ----------     ----------     ----------     ----------
                         ----------     ----------     ----------     ----------     ----------     ----------     ----------

Fixed Charges:
   Interest expense,
      including
      amortization
      of deferred
      financing fees     $    3,728     $      725     $    2,182     $    3,170     $    2,576     $      687     $    4,179
   Interest element
      of rentals (2)            711            128            664            466            387            688          1,164
                         ----------     ----------     ----------     ----------     ----------     ----------     ----------
      Total Fixed
        Charges (1)      $    4,439     $      853     $    2,846     $    3,636     $    2,963     $    1,375     $    5,343
                         ----------     ----------     ----------     ----------     ----------     ----------     ----------
                         ----------     ----------     ----------     ----------     ----------     ----------     ----------

Ratio of Earnings to
   Fixed Charges               --             --             --             --              --            4.68           2.10

Dollar Deficiency
   of Earnings to
   Fixed Charges (3)         (5,385)        (2,186)        (4,908)        (5,947)        (5,485)             -              -




                          Proforma     The Company     Pro Forma     The Company     Pro Forma     Pro Forma
-----------------------  -----------  -------------  -------------  --------------  ------------  -------------
                            Year          7/1/96         7/1/96         7/1/97         7/1/97          LTM
                            Ended         Through        Through        Through        Through        Ended
                           6/30/97        9/26/96        9/26/96        9/25/97        9/25/97        9/25/97
-----------------------  -----------  -------------  -------------  --------------  ------------  -------------
                         (Unaudited)   (Unaudited)    (Unaudited)     (Unaudited)    (Unaudited)   (Unaudited)
Earnings:
   Pretax income from
      continuing
      operations         $    5,053         (1,580)        (5,874)        (6,712)        (7,901)         3,026
   Total Fixed Charges       11,955            535          2,690          3,017          3,466         12,731
                         ----------     ----------     ----------     ----------     ----------     ----------
      Total Earnings     $   17,008     $   (1,045)    $   (2,331)    $   (3,695)    $   (4,435)    $   15,757
                         ----------     ----------     ----------     ----------     ----------     ----------
                         ----------     ----------     ----------     ----------     ----------     ----------

Fixed Charges:
   Interest expense,
      including
      amortization
      of deferred
      financing fees         10,378            133          2,138          2,392          2,798         11,038
   Interest element
      of rentals              1,577            402            552            625            668          1,693
                         ----------     ----------     ----------     ----------     ----------     ----------
      Total Fixed
        Charges          $   11,955     $      535     $    2,690     $    3,017     $    3,466     $   12,731
                         ----------     ----------     ----------     ----------     ----------     ----------
                         ----------     ----------     ----------     ----------     ----------     ----------

Ratio of Earnings to
   Fixed Charges               1.42           --             --             --             --             1.24

Dollar Deficiency
   of Earnings to
   Fixed Charges                --          (1,580)        (5,874)        (6,712)        (7,901)           --


Note:

1. In computing the ratio of earnings to fixed charges: (a) "earnings" have been based on income from continuing operations before income taxes and fixed charges and (b) "fixed charges" consists of interest expense, including amortization of deferred financing fees and the estimated interest portion of rents.

2. The interest portion of rent expense was assumed to be one-third of the total rental expense.

3. For the year ended December 31, 1992, the periods from January 1, 1993 through February 28, 1993 and March 1, 1993 through December 31, 1993, the year ended December 31, 1994 and the period January 1, 1995 through September 8, 1995, earnings are inadequate to cover fixed charges.

                                                                                                   Supplemental
                                                                              Supplemental           Pro forma
                                                                                Pro forma             07/01/97
                                                                                Year Ended             through
                                                                                 06/30/97             09/25/97
                                                                              -------------        ------------
                                                                               (Unaudited)          (Unaudited)
Earnings:
  Pretax income from continuing operations                                       $ 5,427             $ (7,474)
  Total Fixed Charges                                                             11,581                3,039
                                                                                 -------             --------
    Total Earnings (1)                                                           $17,008             $ (4,435)
                                                                                 -------             --------
                                                                                 -------             --------
Fixed Charges:
  Interest expense, including amortization of deferred financing fees             10,004                2,371
  Interest element of rentals (2)                                                  1,577                  668
    Total Fixed Charges (1)                                                      $11,581             $  3,039
                                                                                 -------             --------
                                                                                 -------             --------
Redeemable Preferred Stock:
  Dividends                                                                        5,200                1,300
  Accretion to liquidation value                                                     750                  188
                                                                                 -------             --------
                                                                                   5,950                1,488
                                                                                 -------             --------
                                                                                 -------             --------
  Gross up (Dividends) to pretax on 45% effective tax rate                       $10,205             $  2,552
                                                                                 -------             --------
                                                                                 -------             --------
Redeemable Common Stock:
  Accretion to liquidation value                                                 $   250             $     62
                                                                                 -------             --------
                                                                                 -------             --------
Ratio of Earnings to Fixed Charges                                                  1.47                   --

Dollar Deficiency of Earnings to Fixed Charges                                                       $ (7,474)

Ratio of Earnings to Fixed Charges, Redeemable                                        --                   --
  Preferred Dividends and Accretion to Liquidation Value,
   and Redeemable Comon Stock Accretion to Liquidation Value

Dollar Deficiency of Earnings to Fixed Charges, Redeemable
  Preferred Dividends and Accretion to Liquidaiton Value,
  and Redeemable Common Stock Accretion to Liquidation Value                     $(5,028)            $(10,087)


Note:

1. In computing the ratio of earnings to fixed charges: (a) "earnings" have been based on income from continuing operations before income taxes and fixed charges and (b) "fixed charges" consists of interest expense, including amortization of deferred financing fees and the estimated interest portion of rents.

2. The interest portion of rent expense was assumed to be one-third of the total rental expense.

3. For the year ended December 31, 1992, the periods from January 1, 1993 through February 28, 1993 and March 1, 1993 through December 31, 1993, the year ended December 31, 1994 and the period January 1, 1995 through September 8, 1995, earnings are inadequate to cover fixed charges.